Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

GigaCloud Technology Inc

(Exact Name of Registrant as Specified in its Charter)

N/A

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A ordinary shares, par value $0.05 per share(1)	457(a)	4,025,000	$12.25	$49,306,250(2)	$0.0000927	$4,570.69

Fees Previously Paid	Equity	Class A ordinary shares, par value $0.05 per share(1)	457(o)	—	—	$30,000,000	$0.0000927	$2,781.00

Carry Forward Securities

Carry Forward Securities	N/A

	Total Offering Amounts					$49,306,250		$4,570.69

	Total Fees Previously Paid							$2,781.00

	Total Fee Offsets							—

	Net Fee Due							$1,789.69

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims

Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

N/A

Notes:

(1)

Includes (a) Class A ordinary shares that may be purchased by the underwriters pursuant to their over-allotment option to purchase additional Class A ordinary shares and (b) all Class A ordinary shares initially offered or sold outside the United States that are thereafter resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public. Offers and sales of shares outside the United States are being made pursuant to Regulation S under the Securities Act and are not covered by this registration statement.

(2)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(a) under the Securities Act.

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